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Jefferies Financial Group Inc.
Insider Trading and Anti-Tipping Policy
Introduction
During the course of our employment, we periodically become aware of confidential and highly sensitive information concerning Jefferies Financial Group Inc. ("Jefferies") and other companies. Federal securities laws impose severe civil and criminal penalties on persons who trade in securities while aware of material nonpublic information, or who “tip” or provide material information to any other person (including family members) who may trade on the basis of that information.
The laws apply not only to persons such as company directors and officers, but also to any employee or other person who becomes aware of such information.
The terms “trade” or “transaction” in this policy includes purchases, sales, pledges, gifts and other direct or indirect acquisitions or dispositions.
Jefferies Corporate Policy
It is the policy of Jefferies to comply with all applicable laws and regulations in conducting its business.
I. No insider trading. Our policy is that no director, officer or employee of Jefferies or any of its subsidiaries who is aware of material nonpublic information ("MNPI") relating to any company may trade such company’s securities or pass such information on to others. Specifically, this would include Jefferies, its subsidiaries, companies in which Jefferies has an investment or significant relationship and its customers and clients. This prohibition means:
■You must not trade in any Jefferies security (equity or debt) while you possess (are aware of) MNPI about
Jefferies.
■You must not trade in any other company security while you are in possession (are aware of) MNPI about such company, or if in the course of working for Jefferies, you learn of information that is expected to affect another company’s stock price, then you may not trade in such other company’s securities until the information becomes public or is no longer material. Be aware that MNPI about a company in which Jefferies has an investment or significant relationship may also constitute MNPI about Jefferies, thereby precluding you from trading in Jefferies securities as well.
■You must not "tip" such information to anyone else.
■You must not trade in (or tip regarding) the securities of other companies if you become aware of MNPI concerning them in the course of your employment or otherwise (including as MNPI, that Jefferies is

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considering making an investment in, has made an investment in, or is considering an acquisition of such other public company).
■You must not trade any stocks or bonds or trade in derivative securities such as put and call options if you are aware of MNPI.
Persons Subject to this Policy.
This policy applies to all directors, officers and other employees of Jefferies and its subsidiaries. This policy also applies to your family members who reside with you, anyone else who lives in your household, any family members who do not live in your household but whose transactions in Jefferies securities are directed by you or are subject to your influence or control, such as parents or children who consult with you before they trade in
Jefferies securities (collectively referred to as “Family Members”).
You are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with you before they trade in any Jefferies securities. This policy also applies to any entities that are under your or your Family Members’ influence or control, including corporations, partnerships or trusts.
Consequences of Non-Compliance
Individuals who violate the insider trading laws can be liable for a civil fine of up to three times the profit gained or loss avoided and criminal penalties up to $5 million, including a jail term of up to 25 years, disgorgement of profits and can be barred from serving as an officer or director of Jefferies or any other company filing reports with the
SEC. Companies and supervisory personnel who fail to prevent such illegal trading may face civil penalties of the greater of $1 million or three times the profit gained, regulatory actions and criminal penalties.
In addition, failure to comply with this policy will result in disciplinary action that may include termination.
Material Nonpublic Information ("MNPI")
"Material" information refers to any information that a reasonable investor would consider important in making a decision to buy, sell, hold, or vote securities, given the total mix of available information in the marketplace. In simple terms, material information is any type of information that reasonably could be expected to affect the price of a company’s securities or that would be likely to be considered important by investors who are considering trading in that company’s securities. Certainly, if such information makes you want to buy or sell a company's securities, it would probably have the same effect on others. "Nonpublic" information is simply information that has not been disclosed to the general public. This sort of information only becomes public after it is released to the public and the market has had time to absorb and adjust to the information. What constitutes "public disclosure"
will vary on a case-by-case basis.
MNPI may include (but is not limited to) information about: dividend increases or decreases; earnings or earnings estimates; changes in previously released earnings or estimates; write downs of assets; additions to reserves for bad debts; expansion or curtailment of operations; increases or declines in orders; new products or discoveries;
borrowing; litigation; liquidity problems; management developments; contests for corporate control; public offerings of securities; changes of ratings of debt securities; proposed transactions such as refinancings; tender offers, recapitalizations, leveraged buyouts, acquisitions, mergers, restructurings or purchases or sales of assets; advance knowledge of unannounced government action that is likely to have an effect on the market;
knowledge of cyber security incidents; knowledge of unannounced events that will affect one or more companies

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in a significant way; knowledge of unannounced inventions; information about a company’s corporate strategy or employees; information regarding prospective investments; and information pertaining to policies.
There can be no single definition of what constitutes MNPI. The evaluation will be made on a case-by- case basis and is often only known in hindsight.
If you are uncertain if you possess MNPI, you should consult Jefferies Financial Group Inc.'s Corporate Secretary,
Laura Ulbrandt DiPierro (lulbrandt@jefferies.com or 212-460-1977) and advise her of any information in your possession that you believe could be MNPI. The Corporate Secretary will discuss the matter with the General
Counsel before advising you as to whether you may engage in trading in the subject securities.
IF YOU ARE IN POSSESSION OF MNPI OR IF YOU HAVE RECEIVED NOTIFICATION FROM JEFFERIES
THAT YOU ARE IN POSSESSION OF MNPI, YOU CANNOT TRADE IN ANY SECURITIES OF JEFFERIES OR
ANY OTHER AFFECTED COMPANY, NOR CAN YOU DISCLOSE OR "TIP" THAT INFORMATION TO
PERSONS NOT YET POSSESSING THAT INFORMATION.
II.Transactions in Jefferies Securities
This policy applies to all transactions in Jefferies debt or equity securities, including but not limited to, the following:
Sales of Jefferies Financial Group Inc. equity securities that were acquired by Jefferies Financial Group
Inc. employees through or distributed from the:
―Employee Stock Purchase Plan;
―Employee Stock Ownership Plan; and
―Deferred Compensation Plan.
Exchanges in/out of the Jefferies Financial Group Inc. Share Fund in the Jefferies Financial Group Inc.
Employee 401k / Profit Sharing Plan.
Open market or private purchases of Jefferies Financial Group Inc. securities.
Open market or private purchases of Jefferies Financial Group Inc. debt securities.
Gifts or charitable donations of Jefferies Financial Group Inc. securities and Jefferies Financial Group Inc.
debt securities.
Pledges of Jefferies Financial Group Inc. securities and Jefferies Financial
Group Inc. debt securities
As a director or employee of Jefferies or of one of its subsidiaries, you are subject to the following policy with respect to transactions in Jefferies debt or equity securities:
Prohibition on Hedging
Directors and executive officers of Jefferies are prohibited from hedging Jefferies securities. This includes all forms of hedging, including, directly or indirectly, engaging in short selling, option transactions and other derivative transactions involving our and our subsidiaries’ securities. This prohibition does not apply to holding options and similar securities issued by Jefferies as part of an employee or director compensation or benefit plan.
Blackout Periods – No Trading Permitted

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No employee or director of Jefferies or one of its subsidiaries (or their Family Members) may enter into any transaction in Jefferies equity or debt securities during the preparation and announcement of earnings results, such periods of time commonly known as "Blackout Periods," as described below. The term transaction in this paragraph includes purchases, sales, pledges, gifts and other direct or indirect acquisitions or dispositions.
The Jefferies Blackout Periods will begin at the close of business on the 15th day of the months of February, May,
August and November (or, if the 15th day falls on a weekend or holiday, the close of business on the business day immediately prior to the 15th) and will be lifted 24 hours after the release of Jefferies quarterly or annual earnings for the most recent period end (whether by earnings press release or by filing a Form 10-Q or Form 10-K).
Jefferies may impose additional Blackout Periods as determined to be necessary or appropriate from time to time.
These additional Blackout Periods may be imposed without prior notice or explanation and will be communicated by the General Counsel (or his or her designee).
In appropriate circumstance, including upon the showing of hardship, Jefferies General Counsel has the authority to suspend the application of the Blackout Period(s) with respect to one or more transactions in securities of
Jefferies by any employee or director.
III.Pre-Clearance Requirement
You must pre-clear all transactions in Jefferies securities , whether equity or debt with the General Counsel (or his or her designee).
Jefferies shall maintain the confidence of employee trading records that arise in the pre-clearance process and
Jefferies expects that each individual shall maintain the fact of pre-clearance trading restrictions in strictest confidence.
EVEN IF YOU RECEIVE PRE-CLEARANCE TO TRADE, IF YOU HAVE MNPI, YOU MAY NOT TRADE IN
JEFFERIES SECURITIES
Transactions with Jefferies
Exercising stock options for cash or by delivery of Jefferies shares to Jefferies is not prohibited by this policy.
However, exercising stock options through a broker-sponsored "cashless exercise" transaction is effectively selling securities to the public and is therefore covered by the restrictions set forth in this policy, including Blackout
Periods and Pre-Clearance Restrictions.
Delivering shares of Jefferies stock to Jefferies in satisfaction of tax obligations upon vesting (or for other reasons approved by the General Counsel (or his or her designee) is not prohibited by this policy.
Six Month Hold Requirement. All open market transactions in Jefferies securities (which for this purpose does not include broker-sponsored "cashless exercise" transactions) will subject to a six-month holding period.

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Pre-Clearance Procedure
This pre-clearance procedure is part of this policy and is not to be interpreted as financial or personal legal advice on securities trading.
Prior to any trade in any of Jefferies’ or any subsidiaries’ securities , you must comply with the following applicable pre-clearance procedures:
•If you are subject to Jefferies Financial Group Inc.'s Compliance policies and procedures, you must comply with the employee trading pre-clearance procedures established by the Compliance Department located on the firm's intranet.
•If you are NOT subject to Jefferies Financial Group Inc.'s Compliance policies and procedures, you must submit to the Corporate Secretary, Laura Ulbrandt DiPierro at lulbrandt@jefferies.com or 212- 460-1977 or, Executive Vice President and General Counsel, Mike Sharp at msharp@jefferies.com or
212-707-6409 (or their authorized designee(s)) or (each, a "Corporate Contact"), by email an Application and Certification (which is attached to this policy) to assist Jefferies in determining whether a trade at such time is permitted under this policy. Upon receipt of a completed Application and Certification, the
Corporate Contact will consult with the General Counsel concerning the requested clearance.
You will be notified orally or in writing (including by email) whether or not your transaction has been approved.
Please note the following:
■Be certain that you obtain pre-clearance prior to effecting any transaction in Jefferies’ securities.
■If your proposed transaction is approved, the approval is effective from the time approval is given until the close of business on that day, unless you are advised otherwise at the time of pre-clearance.
■In the event that you are advised not to trade, such advice must be followed and be kept confidential.
Maintaining such advice in confidence will prevent the inadvertent signal to others that something material and nonpublic may be occurring with respect to Jefferies (or any other affected company under this policy).
For the avoidance of doubt, the following transactions will not be approved:
Transactions which do not comply with the six-month holding period
Direct or indirect short selling
Transactions that do not comply with any applicable employee stock or incentive plan
Option transactions of any kind
Derivatives involving Jefferies Financial Group Inc. securities or Jefferies Financial Group Inc. debt securities
Pre-Arranged Trading Plans
Under current securities laws, in certain circumstances an individual may pre-arrange a plan of trading in Jefferies securities or the securities of other companies. A pre-arranged trading plan may provide an individual with an affirmative defense to a charge of violating insider trading laws. This means that you may be able to pr e-arrange transactions which may go forward, irrespective of your knowledge of MNPI at the time.

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However, such an arrangement must be entered into in good faith, at a time when you do not possess MNPI and must meet the criteria set forth in Rule 10b5-1. Establishing any trading plan involving Jefferies securities must be pre-cleared by the General Counsel.
Share Repurchases
The Board of Directors of Jefferies may from time to time authorize Jefferies to repurchase Jefferies’ securities or securities of any subsidiary of Jefferies under such terms and conditions that the Board of Directors may determine. In general, repurchase authorizations should be effected (a) when Jefferies is not aware of material non-public information about Jefferies or Jefferies’ securities (b) pursuant to a contract, instruction, or plan that satisfies the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended, (c) in compliance with Rule 10b-18, or (d) otherwise in compliance with applicable law.

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Application and Certification for Trading by Directors, Executive Officers and Employees of Jefferies and
its Subsidiaries

Name Proposed Trade Date	Title
Name of Company and Type of Security to Be Traded:

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Certification
I,, hereby certify that I have read and understand
my obligations under Jefferies Insider Trading and Anti-Tipping Policy and agree to be bound by its terms; (ii) to the best of my knowledge, the proposed trade(s) listed above will not, upon receipt of pre clearance approval, violate the policy; and (ii) the proposed trade(s) listed above will comply with Rule 144 under the Securities Act of
1933, if applicable.
______________________________
Signature